                                                                    EXHIBIT 99.1

                            WHITTAKER NEWS RELEASE

              WHITTAKER CORPORATION
              1955 N. Surveyor Avenue, Simi Valley, California 93063
              805/526-5700

              Release:  August 27, 1996

              Contact:  Gerald E. Finnell
                        (805) 526-5700, ext. 644
                        James B. Schultz
                        (805) 526-5700, ext. 638


              WHITTAKER CORPORATION REPORTS THIRD QUARTER RESULTS


     Simi Valley, CA., August 27, 1996 -- Whittaker Corporation (NYSE: WKR) today announced the results of its operations for the third quarter, ended July 31, 1996.

     The net loss for the quarter was $5,946,000, or $0.54 per share, after a one-time charge of $866,000 ($0.05 per share after taxes) resulting from certain restructuring charges incurred in connection with the Company's acquisition of Xyplex, Inc. on April 10, 1996. Net income for the quarter ended July 31, 1995 was $1,753,000 or $0.18 per share. Sales for the current quarter were $62,162,000, compared to $44,347,000 for the third quarter of fiscal year 1995.

    The Company's Aerospace Group reported an operating profit of $4,885,000 on sales of $30,550,000 for the quarter, while the Company's Communications segment's operating loss was $7,426,000, not including the restructuring charge, reflecting the Company's previously announced strategy of investment in development of its key remote access and Asynchronous Transfer Mode (ATM) technologies. Sales by the Communications segment were $31,612,000 for the quarter, compared to $13,206,000 in the prior year's third quarter.

     For the nine-month periods ended July 31, after charges for acquired in-process research and development, the net loss for 1996 was $8,946,000 or $0.92 per share, compared to net income of $3,628,000, or $0.38 per share in 1995. Sales for the first nine months were $154,187,000, compared to $102,715,000 for the previous year.

     The Company has given notice to its bank lending group that it is not in compliance with a financial ratio covenant in its credit agreement. The Company is currently discussing with its bank group a waiver and an amendment to the agreement.

     "We are completing the management transition and integration of our communications business," said Thomas A. Brancati, President and Chief Executive Officer. "We are now seeing the improvements expected from the changes we made, and we remain committed to our strategy to develop our key communications technologies for future growth." With these improvements, Whittaker Corporation now expects its return to profitability in fiscal 1997 rather than the fourth quarter as previously noted.


                                    (more)

     "Our commercial aircraft and industrial products business continued its growth and profitability, while certain defense electronics business will slip into the fourth quarter," Mr. Brancati added. In addition, adjustments of $1,200,000 to the carrying values of defense electronics assets impacted the third quarter results for 1996.

     Whittaker Corporation, based in Simi Valley, Ca., provides products and services with a high technology or engineering content to the aerospace and communications industries, through its two principal operating segments.
Founded in 1942, Whittaker is a global, customer-driven company with some 1,500 employees and with offices in major cities throughout the United States and around the world. For additional information on Whittaker, contact the Internet Home Page at URL address: http://www.whitaker.com.

                                     # # #

                             WHITTAKER CORPORATION
                       Consolidated Statements of Income
                                  ($ in 000)
                                  (Unaudited)

                                                     For the Three Months    For the Nine Months
                                                        Ended July 31,          Ended July 31,
                                                       1996        1995        1996       1995
                                                     --------    --------    --------   --------
Sales                                                $62,162     $44,347     $154,187   $102,715

Cost and expenses
   Cost of sales                                      36,824      23,109       89,208     58,196
   Engineering and development                         6,879       3,332       13,856      4,441
   Selling, general and administrative                24,025      12,920       51,040     26,543
   Acquired in-process research and development            -           -       11,700      3,250
   Restructuring costs                                   866         382        1,406        382
                                                     -------     -------     --------   --------

Operating profit (loss)                               (6,432)      4,604      (13,023)     9,903

   Interest expense                                    3,374       1,741        7,060      4,155
   Interest income                                      (479)       (149)      (6,101)      (479)
   Other expense (income)                                298         (18)         342        134
                                                     -------     -------     --------   --------

Income (loss) before provision for taxes              (9,623)      3,030      (14,324)     6,093

Provision (benefit) for taxes                         (3,677)      1,277       (5,378)     2,465
                                                     -------     -------     --------   --------
Net income (loss)                                    $(5,946)    $ 1,753     $ (8,946)  $  3,628
                                                     =======     =======     ========   ========

Average common and common equivalent shares
   outstanding (000)                                  11,029       9,658        9,704      9,609
                                                     -------     -------     --------   --------
Net income (loss) per share                          $ (0.54)    $  0.18     $  (0.92)  $   0.38
                                                     =======     =======     ========   ========

Notes:
Certain reclassifications have been made to 1995 numbers to conform to 1996 presentation.

                             WHITTAKER CORPORATION
                             Industry Segment Data
                                  ($ in 000)
                                  (Unaudited)

                                      For the Three Months                    For the Nine Months
                                          Ended July 31,                         Ended July 31,
                                    1996                1995                1996                1995
                                   ------              ------              ------              ------
Sales:

Aerospace                          $30,550             $31,141             $ 93,056            $ 89,509
Communications                      31,612              13,206               61,131              13,206
                                   -------             -------             --------            --------
                                   $62,162             $44,347             $154,187            $102,715
                                   =======             =======             ========            ========

Operating profit (loss):

Aerospace                          $ 4,885             $ 6,980             $ 17,139            $ 19,140
Communications                      (8,292)               (488)             (23,093)             (3,738)
Corporate and Other                 (3,025)             (1,888)              (7,069)             (5,499)
                                   -------             -------             --------            --------
                                   $(6,432)            $ 4,604             $(13,023)           $  9,903
                                   =======             =======             ========            ========


Operating profits for 1996 and 1995 were affected by write-offs of acquired in-process research and development associated with purchase of communications businesses. In addition, both business segments incurred restructuring charges during 1996. The following table provides a comparison of segment operating profit to operating profit excluding these special charges:

                                      For the Three Months                    For the Nine Months
                                          Ended July 31,                         Ended July 31,
                                    1996                1995                1996                1995
                                   ------              ------              ------              ------
Aerospace operating profit         $ 4,885             $6,980              $ 17,139            $19,140
  Restructuring                                           210                   540                210
                                   -------             ------              --------            -------
                                     4,885              7,190                17,679             19,350
                                   =======             ======              ========            =======

Communications operating loss       (8,292)              (488)              (23,093)            (3,738)
  Acquired in-process research
    and development                                                          11,700              3,250
  Restructuring                        866                172                   866                172
                                   -------             ------              --------            -------
                                    (7,426)              (316)              (10,527)              (316)
                                   =======             ======              ========            =======

                             WHITTAKER CORPORATION
                          Consolidated Balance Sheets
                                  ($ in 000)

                                                  At July 31,    At October 31,
                                                     1996             1995
                                                  -----------    --------------
                                                  (Unaudited)
ASSETS
- ------
Current Assets
- --------------
Cash                                               $  9,497        $    161
Receivables                                          74,966          64,708
Inventories                                          52,085          38,975
Other current assets                                  3,008           2,053
Income taxes recoverable                              7,705           1,452
Deferred income taxes                                17,908          15,151
                                                   --------        --------
Total Current Assets                                165,169         122,500

Property and equipment, at cost                     105,749          78,059
Less accumulated depreciation and amortization      (59,020)        (36,641)
                                                   --------        --------
Net Property and Equipment                           46,729          41,418

Other Assets
- ------------
Goodwill, net of amortization                        94,720          33,414
Other intangible assets, net of amortization         47,238          10,585
Notes and other noncurrent receivables                3,396           4,218
Other noncurrent assets                              14,485          11,709
Net assets held for sale                             30,369          27,115
                                                   --------        --------
Total Other Assets                                  190,206          87,041
                                                   --------        --------

Total Assets                                       $402,104        $250,959
                                                   ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- -------------------------------------
Current Liabilities
- -------------------
Current maturities of long-term debt               $ 10,091        $  6,048
Accounts payable                                     18,665          14,650
Accrued liabilities                                  38,202          29,530
                                                   --------        --------
Total Current Liabilities                            66,958          50,228

Other Liabilities
- -----------------
Long-term debt                                      155,087          70,694
Other noncurrent liabilities                         11,368          11,340
Deferred income taxes                                24,876          16,273
                                                   --------        --------
Total Other Liabilities                             191,331          98,307

Stockholders' Equity
- --------------------
Capital stock
  Preferred stock                                         1               1
  Common stock                                          110              86
Additional paid-in capital                           74,818          19,261
Retained earnings                                    68,886          83,078
                                                   --------        --------
Total Stockholders' Equity                          143,815         102,424
                                                   --------        --------

Total Liabilities and Stockholders' Equity         $402,104        $250,959
                                                   ========        ========

Note:
Certain reclassifications have been made to 1995 numbers to conform to 1996 presentation.

At July 31, 1996, the Company was not in compliance with one of its financial ratio covenants in its bank credit agreement. The Company is currently discussing with its bank group a waiver and an amendment to the agreement. If the Company is unable to obtain such amendment by the filing date of its quarterly report on From 10-Q, the outstanding long-term debt of $139.5 million at July 31, 1996 will be classified as a current liability.